UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2025 (January 23, 2025)

NXG Cushing® Midstream Energy Fund

(Exact name of registrant as specified in its charter)

Delaware	811-22072	35-2303963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Energy Square, 4925 Greenville Avenue, Suite 1310		75206
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (214) 692-6334

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SRV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On January 23, 2025, the Board of Trustees (the “Board”) of NXG Cushing® Midstream Energy Fund (the “Fund”) accepted the retirement of Ronald P. Trout as a Trustee of the Fund.

On January 23, 2025, the Board appointed John Musgrave, Chief Executive Officer and President of the Fund, as a Trustee of the Fund to fill the vacancy created by the retirement of Mr. Trout. Mr. Musgrave serves as an Interested Trustee of the Fund as a result of his position as an officer of the Fund’s investment adviser. Mr. Musgrave is a Class III Trustee.

John H. Alban was previously deemed to be an Interested Trustee of the Fund as a result of his prior position as an officer of the Fund’s investment adviser. Because Mr. Alban has not had, at any time since the beginning of the last two completed fiscal years of the Funds, a material business or professional relationship with the Fund’s investment adviser and is not otherwise defined as an “Interested Person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of the Fund, Mr. Alban now serves as an Independent Trustee of the Fund. On January 23, 2025, Mr. Alban was appointed by the Board as a member of the Audit Committee of the Fund and the Nominating and Corporate Governance Committee of the Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXG CUSHING® MIDSTREAM ENERGY FUND

Date: January 23, 2025	By:	/s/ Blake Nelson
	Name:	Blake Nelson
	Title:	Chief Financial Officer